Exhibit 4.1
CELGENE CORPORATION,
as Issuer,
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
INDENTURE
Dated as of October 7, 2010

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	8.9
	(a)(2)	8.9
	(a)(3)	N/A
	(a)(4)	N/A
	(a)(5)	8.9
	(b)	8.8; 8.9
	(c)	N/A
311	(a)	8.13
	(b)	8.13
	(c)	N/A
312	(a)	9.1
	(b)	9.2
	(c)	9.2
313	(a)	9.3
	(b)(1)	9.3
	(b)(2)	9.3
	(c)	9.3
	(d)	9.3
314	(a)	9.4
	(b)	N/A
	(c)(1)	1.2
	(c)(2)	1.2
	(c)(3)	N/A
	(d)	N/A
	(e)	1.2
	(f)	1.2
315	(a)	8.1
	(b)	8.2
	(c)	8.1
	(d)	8.1;8.3
	(e)	7.14
316	(a) (last sentence)	1.1(“Outstanding”)
	(a)(1)(A)	7.12
	(a)(1)(B)	7.13
	(a)(2)	N/A
	(b)	7.8
317	(a)(1)	7.3

i

TIA Section		Indenture Section
	(a)(2)	7.4
	(b)	5.3
318	(a)	1.7
N/A means Not Applicable
_______________
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

v

     INDENTURE, dated as of October 7, 2010 between Celgene Corporation, a Delaware corporation (herein called the “Company”), having its principal executive offices at 86 Morris Avenue, Summit, New Jersey 07901, and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (herein called the “Trustee”).
RECITALS
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $500,000,000 aggregate principal amount of the Company’s 2.450% Senior Notes Due 2015 (the “2015 Notes”), up to $500,000,000 aggregate principal amount of the Company’s 3.950% Senior Notes due 2020 (the “2020 Notes”) and up to $250,000,000 aggregate principal amount of the Company’s 5.700% Senior Notes Due 2040 (the “2040 Notes”) (the 2015 Notes, the 2020 Notes and the 2040 Notes, together with any Additional Notes of any series, shall collectively be known as the “Notes”). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.
     This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.
THIS INDENTURE WITNESSETH
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
Section 1.1. Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the respective meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the respective meanings assigned to them therein;

     (3) all accounting terms not otherwise defined herein have the respective meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required in the United States or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation;
     (4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
     (5) references to Sections are to Sections of this Indenture unless otherwise expressly indicated.
     “Act,” when used with respect to any Holder, has the meaning specified in Section 1.4(a).
     “Additional Notes” means any notes issued under this Indenture in addition to the Initial Notes of a series, having the same terms in all respects as the Initial Notes of a series except that interest may accrue on the Additional Notes from their date of issuance.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Attributable Debt” means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of: (1) the fair market value of the Property (as determined in good faith by the Board of Directors); and (2) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually.
     “Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.
     “Board of Directors” means the board of directors of the Company or any duly authorized committee of such board.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary (or the Clerk or Assistant Clerk) of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or the city in which the Corporate Trust Office is located are required or authorized to close. If a payment date is a date other than a Business Day at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.
     “Capitalized Lease” means any obligation of a Person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with generally accepted accounting principles.
     “Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.
     “Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act) (other than the Company or one of the Subsidiaries of the Company) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company or other Voting Stock into which Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Company and the assets of Subsidiaries of the Company, taken as a whole, to one or more “persons” (as that term is used in Section 13(d) of the Exchange Act) (other than to the Company or one of the Subsidiaries of the Company) (a “Transferee”), provided, however, that none of the circumstances in this clause (2) will be a change of control if the persons that beneficially own the Voting Stock of the Company immediately prior to the transaction own, directly or indirectly, shares with a majority of the total Voting Stock measured by voting power rather than number of shares of the Transferee; (3) the Company consolidates with, or merges with or into, any “person” (as that term is used in Section 13(d) of the Exchange Act) or any such person consolidates with, or merges with or into, the Company, in either case, pursuant to a transaction in which any of the outstanding Voting Stock of the Company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of the Voting Stock of the Company outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; (4) the adoption of a plan relating to the liquidation or dissolution of the Company or (5) the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

     “Change of Control Offer” has the meaning specified in Section 3.9.
     “Change in Control Payment” has the meaning specified in Section 3.9.
     “Change in Control Payment Date” has the meaning specified in Section 3.9.
     “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event in respect thereof.
     “Clearstream” means Clearstream Banking, S.A.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become permitted as the Company’s successor pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Officers.
     “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.
      “Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Company is given fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Consolidated Total Assets” means, with respect to any Person as of any date, the amount of total assets as shown on the consolidated balance sheet of such Person for the most recent fiscal quarter for which financial statements have been filed with the Securities and Exchange Commission, prepared in accordance with accounting principles generally accepted in the United States.
     “Continuing Director” means, as of any date of determination, any member of the Board of Directors who (1) was a member of the Board of Directors on the date the Notes were originally issued, (2) was nominated for election to the Board of Directors with the approval of a committee of the Board of Directors consisting of a majority of independent Continuing Directors or (3) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the proxy statement of the Company in which such member was named as a nominee for election as a director).
     “Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, as at the date of this Indenture, is located at 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

     The term “corporation” includes corporations, associations, companies (including limited liability companies and joint-stock companies), limited and general partnerships and business trusts.
     The terms “covenant defeasance” and “defeasance” bear the meanings assigned to such terms, respectively, by Sections 11.4 and 11.3.
     The term “default,” when used in Section 8.2, has the meaning specified in Section 8.2.
     “Defaulted Interest” has the meaning specified in Section 2.7(b).
     “Depository” means, with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as Depository for such series by the Company pursuant to Section 2.1(b), which Person shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, “Depository” as used with respect to the Notes shall mean the Depository with respect to the Notes.
     “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.
     “Event of Default” has the meaning specified in Section 7.1.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     “Global Note” or “Global Notes” means a Notes or Notes, as the case may be, evidencing all or part of a series of Notes, issued to the Depository for such series or its nominee, and registered in the name of such Depository or nominee.
     “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
     “Holder” means a Person in whose name a Note is registered in the Register.
     “Indebtedness” of any Person means, without duplication (1) any obligation of such Person for money borrowed, (2) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, and (4) any obligation of such Person under Capitalized Leases; provided, however, that “Indebtedness” of such Person shall not include any obligation of such

Person to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary.
     “Indenture” means this indenture, as amended or supplemented from time to time.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
     “Initial Notes” means $500,000,000 aggregate principal amount of the 2015 Notes, $500,000,000 aggregate principal amount of the 2020 Notes and $250,000,000 aggregate principal amount of the 2040 Notes originally issued under this Indenture.
     “Interest Payment Date” means April 15 and October 15 of each year, commencing April 15, 2011.
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or Rating Agencies selected by the Company.
     “Lien” means any pledge, mortgage, lien, encumbrance or other security interest.
     “Maturity”, when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
     “Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
     “Notice of Default” has the meaning specified in Section 7.1.
     “Officer” means the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary, the Clerk or the Controller of the Company.
     “Officers’ Certificate” means a certificate signed by any two Officers. An Officers’ Certificate provided pursuant to Section 5.5 shall be signed by the principal executive, financial or accounting Officer of the Company.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company (including an employee or officer of the Company or any of its Affiliates) and who shall be reasonably acceptable to the Trustee.
     “Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
     (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust, or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
     (iii) Notes, except to the extent provided in Sections 11.3 and 11.4, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article XI; and
     (iv) Notes that have been paid pursuant to Section 2.6(c) or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s independent right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
     “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on the Notes on behalf of the Company.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other similar entity.
     “Place of Payment”, when used with respect to the Notes, means the place where the principal of (and premium, if any) and interest on the Notes are payable as specified as contemplated by Section 2.1(f) or, if not so specified, New York, New York.
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
     “Primary Treasury Dealer” means a primary U.S. Government securities dealer in the City of New York.
     “Property” means any property or asset, whether real, personal or mixed, or tangible or intangible.
     “Rating Agencies” means (1) each of Moody’s and S&P and (2) if any of Moody’s and S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
     “Rating Event” means (A) with respect to the 2015 Notes, the rating on the 2015 Notes is lowered by each of the Rating Agencies and the 2015 Notes are rated below an Investment Grade Rating by each of the Rating Agencies, (B) with respect to the 2020 Notes, the rating on the 2020 Notes is lowered by each of the Rating Agencies and the 2020 Notes are rated below an Investment Grade Rating by each of the Rating Agencies and (C) with respect to the 2040 Notes, the rating on the 2040 Notes is lowered by each of the Rating Agencies and the 2040 Notes are rated below an Investment Grade Rating by each of the Rating Agencies, in any case, on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or the intention of the Company to effect a specific Change of Control transaction and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the applicable series of Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).
     “Redemption Date”, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
     “Reference Treasury Dealer” means each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated, or their respective affiliates, which are primary U.S. Government securities dealers in The City of New York, and their respective successors plus one other primary U.S. Government securities dealer in The City of New York selected by the Company; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by the Reference Treasury Dealers at 3:30 P.M., New York City Time on the third Business Day preceding such Redemption Date.
     “Register” and “Registrar” have the respective meanings specified in Section 2.5(a).

     “Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose as contemplated by Section 2.7(a).
     “Responsible Officer”, when used with respect to the Trustee, means any officer in the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such other officer’s knowledge of and familiarity with the particular subject.
     “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.
     “Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any Property that has been or is to be sold or transferred by the Company or such Subsidiary, as the case may be, to such Person.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.7(b).
     “Stated Maturity”, when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.
     “Subsidiary” of any Person means (1) a corporation, a majority of the outstanding Voting Stock of which is, at the time, directly or indirectly, owned by such Person by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (2) any other Person (other than a corporation), including, without limitation, a partnership or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).
     “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the applicable Comparable Treasury Issue, assuming a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.
     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 10.5 and, to the extent required by any amendment thereto, the Trust Indenture Act of 1939, as amended from time to time.

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have assumed such role pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, “Trustee” as used with respect to the Notes of any series shall mean the Trustee with respect to Notes of that series.
     “U.S. Government Obligation” has the meaning set forth in Section 11.5(a).
     “Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
     “Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors, managers or trustees of such person.
Section 1.2. Compliance Certificates and Opinions.
     (a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 5.5) shall include:
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3. Form of Documents Delivered to Trustee.
     (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or more documents.
     (b) Any certificate or opinion of any Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which such Officer’s certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.
     (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 1.4. Acts of Holders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The ownership of the Notes shall be proved by the Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company in reliance thereon, whether or not notation of such action is made upon such Note or such other Note.
     (e) The Depository selected pursuant to Section 2.1(b), as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take hereunder.
     (f) [Reserved.]
Section 1.5. Notices, Etc., to Trustee or Company.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made, given or furnished to, or filed with:
     (1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or
     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.
     (b) Notwithstanding anything to the contrary herein, the Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by electronic transmission; provided, however, that such instructions or directions, if from the Company, shall be accompanied by an incumbency certificate listing such authorized representative, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing or if the Trustee is in possession of such incumbency certificate, no additional certificate need be delivered. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.

Section 1.6 Notice to Holders; Waiver.
     (a) Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     (b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 1.7. Conflict with Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision hereof limits, qualifies or conflicts with the duties imposed by section 318(c) of the Trust Indenture Act, such imposed duties shall control. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, such provision of the Trust Indenture Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as such provision of the Trust Indenture Act is so modified or excluded, as the case may be.
Section 1.8. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 1.9. Successors and Assigns.
     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

Section 1.10. Separability Clause.
     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 1.11. Benefits of Indenture.
     Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 1.12. Governing Law.
     This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.
Section 1.13. Venue.
     The Company and the Trustee agree that any legal suit, action or proceeding arising out of or relating to this Indenture, and the Company agrees that any legal suit, action or proceeding arising out of or relating to the Notes, may be instituted in any Federal or state court in the Borough of Manhattan, the City of New York, waives any objection that it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, and irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding.
Section 1.14. Legal Holidays.
     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue on the amount then payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.
Section 1.15. Waiver of Jury Trial.
     EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

ARTICLE II
THE NOTES
Section 2.1. Form and Dating.
     (a) The 2015 Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The 2020 Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B attached hereto with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Indenture. The 2040 Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit C attached hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes shall be executed on behalf of the Company by any Officer and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these Officers on the Notes may be manual or facsimile. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage, or as may be determined by the Officers executing such Notes, consistently herewith, as evidenced by their execution of such Notes. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and higher integral multiples of $1,000.
     The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Global Notes. The Notes designated herein shall be issued initially in the form of one or more fully registered Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depository and registered in the name of Cede & Co., the Depository’s nominee, duly executed by the Company and authenticated by the Trustee. The aggregate principal amount of Outstanding Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.
     The Global Notes may not be transferred in whole, except by the Depository to another nominee of the Depository or to a successor of the Depository or its nominee. If at any time the Depository for the Notes notifies the Company that the Depository is unwilling to continue as Depository for the Global Notes representing the Notes or ceases to be a clearing agency, or if the Company so elects or if there is an Event of Default under the Notes, then the Company shall execute, and the Trustee shall, upon receipt of a Company Order for authentication, authenticate and deliver, certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Note, which the Depository will distribute to its participants.
     (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to the Global Notes deposited with or on behalf of the Depository.

     The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver the Global Notes that shall be registered in the name of the Depository or the nominee of the Depository and shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instructions.
     Depository participants (including Euroclear and Clearstream and account holders and participants therein) shall have no rights either under this Indenture or with respect to any Global Notes held on their behalf by the Depository or under such Global Notes. The Depository shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes under this Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and the Depository participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in the Global Notes.
     (d) Certificated Notes. Except as provided above in Section 2.1(b), owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Notes.
     (e) Transfer and Exchange of the Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor. Beneficial interests in the Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Notes.
     (f) Paying Agent. The Company appoints the Trustee as the initial agent of the Company for the payment of the principal of (and premium, if any) and interest on the Notes, and The Bank of New York Mellon, an affiliate of the Trustee, in the Borough of Manhattan, the City of New York, is hereby designated as the office or agency where the Notes may be presented for payment and where notices to or demands upon the Company in respect of the Notes and this Indenture pursuant to which the Notes are to be issued may be served.
     (g) Legends. The following legend will appear on the face of all Global Notes issued under this Indenture.
      “THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH A SUCCESSOR

DEPOSITORY. TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS PERMITTED BY THE INDENTURE.”
Section 2.2. Transfer and Exchange of Global Notes.
     (a) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
     (b) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable. If the Global Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend.
     (c) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
     (d) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being exchanged or transferred and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.
Section 2.3. Execution, Authentication, Delivery and Dating.
     (a) The Notes shall be executed on behalf of the Company by any Officer and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these Officers on the Notes may be manual or facsimile.

     (b) Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
     (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Additional Notes of any series executed on behalf of the Company pursuant to clause (a) above to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Notes.
     (d) The Trustee’s certificates of authentication shall be in substantially the following form:
     This is one of the Notes designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:
Authorized Signatory

          Date: __________
     (e) In authenticating the Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and (subject to Section 8.1) shall be fully protected in relying upon, an Opinion of Counsel stating,
     (1) That such form has been established in conformity with the provisions of this Indenture;
     (2) that such terms have been established in conformity with the provisions of this Indenture; and
     (3) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

Section 2.4. Temporary Notes.
     (a) Pending the preparation of definitive Notes, the Company may execute, and upon Company Order from the Company, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as evidenced by their execution of such Notes.
     (b) If temporary Notes of any series are issued, the Company will cause definitive Notes of such series to be prepared without unreasonable delay. After the preparation of definitive Notes of such series, the temporary Notes of such series shall be exchangeable for definitive Notes of such series upon surrender of the temporary Notes of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes of such series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of the same series and of like tenor, of authorized denominations. Until so exchanged the temporary Notes of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such series.
Section 2.5. Registration; Registration of Transfer and Exchange.
     (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.
     (b) Upon surrender for registration of transfer of any Note of any series at an office or agency of the Company in a Place of Payment designated by the Company pursuant to Section 5.2 for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.
     (c) At the option of the Holder, Notes of any series may be exchanged for other Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.
     (d) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     (e) Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
     (f) No service charge shall be made for any registration of transfer or for exchange of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.4, 2.5(h), 3.7 or 10.6 not involving any transfer.
     (g) The Company shall not be required (i) to issue, register the transfer of or exchange Notes of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes of that series selected for redemption under Section 3.3 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (h) Notwithstanding the foregoing, any Global Note shall be exchangeable pursuant to this Section 2.5 for Notes registered in the names of Persons other than the Depository for such Note or its nominee only if (i) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or such Depository ceases to be a clearing agency registered under the Exchange Act, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Note shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default of which the Trustee has been notified with respect to the Notes. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depository shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Note with like tenor and terms.
     (i) Notwithstanding any other provision in this Indenture, but subject to exchanges under clause (h) above, a Global Note may not be transferred except as a whole by the Depository with respect to such Global Note to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.
     (j) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depository’s participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (k) None of the Company, the Trustee, any Paying Agent or any Registrar will have any responsibility or liability for any aspect of Depository records relating to, or payments made on account of, beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any Depository records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Notes or any transactions between the Depository and beneficial owners.
Section 2.6. Mutilated, Destroyed, Lost and Stolen Notes.
     (a) If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same series and of like tenor and principal amount, and bearing a number not contemporaneously outstanding.
     (b) If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such Note or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same series and of like tenor and principal amount, and bearing a number not contemporaneously outstanding.
     (c) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
     (d) Upon the issuance of any new Note under this Section, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its counsel) connected therewith.
     (e) Every new Note of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of that series duly issued hereunder.
     (f) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.7. Payment of Interest; Interest Rights Preserved.
     (a) The rate at which the 2015 Notes shall bear interest shall be 2.450% per annum, the rate at which the 2020 Notes shall bear interest shall be 3.950% per annum and the rate at which the 2040 Notes shall bear interest shall be 5.700% per annum; the date from which interest shall accrue on the Notes shall be October 7, 2010 or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be April 15 and October 15 of each year, beginning April 15, 2011; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the

Persons in whose names the Notes (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1, as the case may be, next preceding such Interest Payment Date, or, if such receipt occurs after the close of business or on a day that is not a Business Day, the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period. Payment of principal and interest on the Notes will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest and principal on the Notes may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States of America.
     (b) Any interest on any Note of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder entitled to such interest by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes of such series (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes of such series at his address as it appears in the Registrar, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes of such series (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Company may elect to make payment of any Defaulted Interest on the Notes of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     (c) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the rights to interest accrued and unpaid, and interest to accrue, which were carried by such other Note.
Section 2.8. Persons Deemed Owners.
     Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee, including a Paying Agent, may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 2.7) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee, including a Paying Agent, shall be affected by notice to the contrary.
Section 2.9. Cancellation.
     All Notes surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of as directed by a Company Order from the Company (provided that the Trustee shall not be directed to destroy any Cancelled Notes).
Section 2.10. Computation of Interest.
     Except as otherwise specified as contemplated by Section 2.1, interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
Section 2.11. CUSIP Numbers.
     The Company in issuing the Notes may use “CUSIP,” “ISIN” or other such numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” or other such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP,” “ISIN” or other such numbers.
ARTICLE III
REDEMPTION OF NOTES
Section 3.1. Applicability of Article.
     Notes of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.1 for Notes of any series) in accordance with this Article.
Section 3.2. Election to Redeem; Notice to Trustee.
     The election of the Company to redeem any Notes shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Notes of like tenor of any series, the Company shall, at least 30 days, but not more than 60 days, prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes of such series to be redeemed. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate and an Opinion of Counsel evidencing compliance with such restriction.
Section 3.3. Selection by Trustee of Notes to Be Redeemed.
     (a) If less than all the Notes of like tenor of any series are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee from the Outstanding Notes of like tenor of such series not previously called for redemption, by lot or any other such method as the Trustee shall deem fair and appropriate and that may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Notes of that series or any integral multiple thereof) of the principal amount of such Notes of a denomination larger than the minimum authorized denomination for such Notes.
     (b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
     (c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 3.4. Notice of Redemption.
     (a) Unless otherwise indicated for a particular series of Notes by Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, by electronic transmission, in the case of Notes that are held in the form of Global Notes, or by first-class mail, postage prepaid, to each Holder who holds certificated Notes, at such Holder’s address appearing in the Note Register.
     Such notice of redemption shall state:
     (1) the Redemption Date,
     (2) the Redemption Price,
     (3) if less than all the Outstanding Notes of like tenor of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed,
     (4) in case any Note is to be redeemed in part only, the notice that relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder of such Note will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,
     (5) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after such date,
     (6) the CUSIP number and/or similar numbers of such Notes, if any (or any other numbers used by a Depository to identify such Notes) and
     (7) the place or places where such Notes are to be surrendered for payment of the Redemption Price.
     (b) Any such notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request delivered at least 10 days before the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name and at the expense of the Company.
Section 3.5. Deposit of Redemption Price.
     On or prior to 11:00 A.M., New York City Time, on any Redemption Date, the Company shall deposit or cause to be deposited with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 5.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

Section 3.6. Notes Payable on Redemption Date.
     (a) Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and, from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.7.
     (b) If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.
Section 3.7. Notes Redeemed in Part.
     Any Note that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing). The Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.
Section 3.8. Notice to Holders; Redemption Price; etc.
     (a) At any time and from time to time, the Notes of each series are redeemable, as a whole or in part, at the Company’s option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of the Notes of the applicable series, or such other notice method as determined by a Board Resolution, a supplemental indenture, or an Officers’ Certificate, at a Redemption Price, equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, plus 20 basis points in the case of the 2015 Notes, 25 basis points in the case of the 2020 Notes and 30 basis points in the case of the 2040 Notes, plus, in the case of either (i) or (ii), accrued and unpaid interest to, but not including, the date of redemption; provided that the principal amount of any Note remaining outstanding after a redemption in part shall be $2,000 or a higher integral multiple of $1,000.

     (b) On and after the Redemption Date for the Notes of any series, interest will cease to accrue on the Notes of that series or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price. On or before the Redemption Date for the Notes of that series, the Company will deposit with a Paying Agent, or the Trustee, funds sufficient to pay the Redemption Price of and accrued and unpaid interest on such Notes to be redeemed on such date. If less than all of the Notes of a series are to be redeemed, the Notes of that series to be redeemed will be selected by the Trustee pro rata, by lot, or by a method that complies with applicable legal requirements. The Company will notify the Trustee of the Redemption Price promptly after the calculation thereof and the Trustee will have no responsibility for such calculation.
Section 3.9. Repurchase of Notes Upon a Change of Control.
     (a) If a Change of Control Triggering Event occurs with respect to the Notes of a series, unless the Company shall have exercised its option to redeem the Notes of such series as provided in Section 3.8, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes of such series to repurchase all or any part (equal to $2,000 or a higher integral multiple of $1,000) of that Holder’s Notes of such series on the terms set forth in such Notes. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to but not including the date of repurchase (the “Change of Control Payment”); provided that the principal amount of any Note remaining outstanding after a repurchase in part shall be $2,000 or a higher integral multiple of $1,000. With respect to the Notes of each series, within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the Notes of the applicable series or provided by such other method as determined by a Board Resolution, the supplemental indenture or an Officers’ Certificate, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes of such series on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or otherwise provided or, if the notice is mailed or otherwise provided prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice shall, if mailed or otherwise provided prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
     (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:
(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.
     (c) The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under this Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
     (d) The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.
ARTICLE IV
SINKING FUNDS
Section 4.1. Applicability of Sinking Funds.
     The Notes will not be entitled to the benefit of any sinking fund.
ARTICLE V
COVENANTS
Section 5.1. Payment of Principal, Premium and Interest.
     (a) The Company covenants and agrees for the benefit of the Holders of each series of Notes that it will pay the principal of (and premium, if any) and interest on the Notes of that series in accordance with the terms of the Notes and this Indenture.
     (b) An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or otherwise.

Section 5.2. Maintenance of Office or Agency.
     (a) The Company will maintain in each Place of Payment for any series of Notes an office or agency where Notes of that series may be presented or surrendered for payment, where Notes of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     (b) The Company may also from time to time designate one or more other offices or agencies where the Notes of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
Section 5.3. Money for Notes Payments to Be Held in Trust.
     (a) If the Company shall at any time act as its own Paying Agent with respect to any series of Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its failure so to act.
     (b) Whenever the Company shall have one or more Paying Agents for any series of Notes, it will, prior to each due date of the principal of (and premium, if any) or interest on any Notes of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     (c) The Company will cause each Paying Agent for any series of Notes other than the Trustee or the Company to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes of that series) in the making of any payment of principal (and premium, if any) or interest on the Notes of that series; and
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     (d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order, direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent. Upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     (e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Note of any series, and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust. Thereafter the Holder of such Note shall, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
Section 5.4. Corporate Existence.
     Subject to Article VI, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in a material respect to the Holders.
Section 5.5. Statement by Officers as to Default.
     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture applicable to the Company and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. If any default or Event of Default under clauses (4), (5), (6), (7) or (8) of Section 7.1 has occurred and is continuing, within 10 Business Days after its becoming aware of such occurrence, the Company shall deliver to the Trustee an Officers’ Certificate specifying such event and what action the Company is taking or proposes to take with respect thereto.

Section 5.6. Limitation on Liens.
     Other than as provided in Section 5.8, the Company will not, and will not permit any Subsidiary of the Company to, create, assume or suffer to exist any Indebtedness secured by any Lien on any of the Company’s or such Subsidiary’s respective Properties unless the Notes are secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien. This restriction does not apply to Indebtedness that is secured by (i) Liens existing on the date of the issuance of the Notes; (ii) Liens securing only the Notes; (iii) Liens on Property or shares of stock in respect of Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or is merged into or consolidated with, or its assets are acquired by, the Company or any Subsidiary of the Company (provided that such Lien was not incurred in anticipation of such transaction and was in existence prior to such transaction) so long as such Lien does not extend to any other Property and the Indebtedness so secured is not increased; (iv) Liens to secure Indebtedness incurred for the purpose of all or any part of a Property’s (including shares of stock) purchase price or cost of construction or additions, repairs, alterations, or other improvements; provided that, (1) such Lien does not extend to or cover any other Property other than the Property so purchased, constructed or on which such additions, repairs, alterations or other improvements were so made, and (2) such Lien is incurred prior to or within 270 days after the acquisition of such Property or the completion of construction or such additions, repairs, alterations or other improvements and the full operation of such Property thereafter; (v) Liens in favor of the United States or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute; (vi) Liens for taxes or assessments or other governmental charges or levies which are not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles; (vii) title exceptions, easements, licenses, leases and other similar Liens that are not consensual and that do not materially impair the use of the Property subject thereto; (viii) Liens to secure obligations under worker’s compensation laws, unemployment compensation, old-age pensions and other social security benefits or similar legislation; (ix) Liens arising out of legal proceedings, including Liens arising out of judgments or awards; (x) warehousemen’s, materialmen’s, carrier’s, landlord’s and other similar Liens or Liens otherwise arising in the ordinary course of business for sums not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles; (xi) Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds, insurance, self-insurance or other obligations of a like nature incurred in the ordinary course of business; (xii) Liens that are rights of set-off relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness; (xiii) Liens on the assets of a special purpose subsidiary resulting from securitization transactions with respect to accounts receivable, royalties and similar assets included in such securitization transactions; (xiv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens on key-man life insurance policies granted to secure our Indebtedness against the cash surrender value thereof; (xvii) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any Subsidiary of the Company from fluctuations in interest rates, currencies or the price of commodities; (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary of the Company in the ordinary course of business; (xix) pre-existing Liens on assets acquired by the Company or any Subsidiary of the Company after the first issue date of the Notes; (xx) Liens in favor of the Company or in favor of any of Subsidiary of the Company; (xxi) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made therefore; (xxii) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (i) through (xxi) above or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as such Lien does not extend to any other Property and the Indebtedness so secured does not exceed the fair market value (as determined by the Board of Directors) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be; or (xxiii) Liens created in substitution of or as replacements for any Liens referred to in clauses (i) through (xxii) above, provided that, based on a good faith determination of the Officers, the Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Property encumbered by the otherwise permitted Lien which is being replaced.
Section 5.7. Limitation on Sale and Leaseback Transactions.
     Other than as provided in Section 5.8, the Company will not, and will not permit any Subsidiaries of the Company to, enter into any Sale and Leaseback Transaction with respect to any of the Company’s or such Subsidiary’s Properties, the acquisition or completion of construction and commencement of full operations of which has occurred more than 270 days prior thereto, unless (i) such transaction was entered into prior to the first issue date of the Notes; (ii) such transaction was for the sale and leasing back to the Company of any Property by one of its Subsidiaries; (iii) the lease is for a period not in excess of five years, including renewal rights; (iv) the Company would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes pursuant to Section 5.6; or (v) the Company or such Subsidiary, prior to or within 270 days after the sale of such Property in connection with the Sale and Leaseback Transaction is completed, applies the net cash proceeds of the sale of the Property leased to the (1) retirement of the Notes or debt of the Company ranking equally with the Notes or to the retirement of any debt of a Subsidiary of the Company or (2) acquisition of different property, facilities or equipment or the expansion of the Company’s existing business, including the acquisition of other businesses.

Section 5.8. Exempted Liens and Sale and Leaseback Transactions.
     Notwithstanding the restrictions described in Sections 5.6 and 5.7, the Company or any Subsidiary of the Company may create or assume any Liens or enter into any Sale and Leaseback Transactions not otherwise permitted under Section 5.7, if the sum of the following does not exceed the greater of (x) 15% of Consolidated Total Assets calculated as of the day the Liens are created or assumed or the date of the Sale and Leaseback Transaction or (y) 15% of Consolidated Total Assets calculated as of the first issue date of the Notes: (i) the outstanding Indebtedness secured by such Liens (not including any Liens permitted under Section 5.6 which amount does not include any Liens permitted under the provisions of this Section 5.8); plus (ii) all Attributable Debt in respect of such Sale and Leaseback Transaction entered into (not including any Sale and Leaseback Transactions permitted under Section 5.7 which amount does not include any Sale and Leaseback Transactions permitted under the provisions of this Section 5.8), measured, in each case, at the time such Lien is incurred or any such Sale and Leaseback Transaction is entered into by the Company or such Subsidiary of the Company.
ARTICLE VI
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
Section 6.1. Company May Consolidate, Etc., Only on Certain Terms.
     The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company, unless:
     (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed;
     (2) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Notwithstanding the foregoing, any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company.
Section 6.2. Successor Substituted.
     Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 6.1, the successor corporation formed by such consolidation or into which the Company is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.
ARTICLE VII
REMEDIES
Section 7.1. Events of Default.
     “Event of Default”, wherever used herein with respect to Notes of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of any interest upon any Note of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by the Company with the Trustee or with a Paying Agent prior to the expiration of the 30-day period); or
     (2) default in the payment of the principal of (or premium, if any, on) any Note of that series at its Maturity; or
     (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Notes other than the series in respect of which the Event of Default is being determined), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of a majority in principal aggregate amount of the Outstanding Notes of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (4) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or
     (5) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.
     Subject to the provisions of Section 8.1, the Trustee shall not be deemed to have knowledge of an Event of Default hereunder (except for those described in paragraphs (1) and (2) above) unless a Responsible Officer of the Trustee has received written notice thereof.
Section 7.2. Acceleration of Maturity; Rescission and Annulment.
     (a) If an Event of Default with respect to Notes of any series at the time Outstanding (other than an Event of Default specified in clause (4) or (5) of Section 7.1) occurs and is continuing, then and in every such case the Trustee or the Holders of a majority in principal amount of the Outstanding Notes of that series may declare the principal amount (and premium, if any) of, and all of the accrued and unpaid interest on all of the Notes of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (and premium, if any) of, and all of the accrued and unpaid interest (or specified amount) shall become immediately due and payable. If an Event of Default specified in clause (4) or (5) of Section 7.1 occurs, the principal amount of all of the Outstanding

Notes of that series shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Note of that series.
     (b) At any time after such a declaration of acceleration with respect to Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:
     (A) all overdue interest on all Notes of that series,
     (B) the principal of (and premium, if any, on) any Notes of that series that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes,
     (C) to the extent that payment of such interest is lawful, interest upon overdue principal (and premium, if any) and overdue interest at the rate or rates prescribed therefor in such Notes, and
     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
     and
     (2) all Events of Default with respect to Notes of that series, other than the non-payment of the principal of Notes of that series that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13.
     (c) No such rescission shall affect any subsequent default or impair any right consequent thereon.
     (d) Upon receipt by the Trustee of any declaration of acceleration, or rescission and annulment thereof, with respect to Notes of a series all or part of which is represented by a Global Note, the record date for determining Holders of Outstanding Notes of such series entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, shall be the day the Trustee receives such declaration of acceleration, or rescission and annulment, as the case may be, or, if such receipt occurs after the close of business or on a day that is not a Business Day, the next succeeding Business Day. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. The Trustee may conclusively rely on any representation by the Holders delivering such declaration of acceleration, or rescission and annulment, as the case may be, that such Holders constitute the requisite percentage to deliver such declaration. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new declaration of acceleration, or rescission or annulment thereof, as the case may be, that is identical to a declaration of acceleration, or rescission or annulment thereof, which has been canceled pursuant to the provision to the preceding sentence, in which event a new record date shall be established pursuant to the provision of this Section 7.2.
Section 7.3. Collection of Indebtedness and Suits for Enforcement by Trustee.
     (a) The Company covenants that if:
     (1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days; or
     (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof;
the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     (b) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.
     (c) If an Event of Default with respect to Notes of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes of such series by such appropriate judicial proceedings as the Trustee shall deem most necessary or desirable to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 7.4. Trustee May File Proofs of Claim.
     (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the

Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:
     (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
     (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same.
     (b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7.
     (c) Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 7.5. Trustee May Enforce Claims Without Possession of Notes.
     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
Section 7.6. Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 8.7;

     SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and
     THIRD: To the Company.
Section 7.7. Limitation on Suits.
     No Holder of any Note of any series shall have any right to institute or defend any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of that series;
     (2) the Holders of a majority in aggregate principal amount of the Outstanding Notes of that series shall have made written request to the Trustee to institute or defend suits or proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against all costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes of that series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
Section 7.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.
     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 2.7) interest on such Note on the Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 7.9. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 7.10. Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 7.11. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.
Section 7.12. Control by Holders.
     (a) The Holders of a majority in principal amount of the Outstanding Notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series, provided that:
     (1) such direction shall not be in conflict with any rule of law or with this Indenture, nor subject the Trustee to a risk of personal liability or expense in respect of which the Trustee has not received indemnification reasonably satisfactory to it, and
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     (b) Upon receipt by the Trustee of any such direction with respect to Notes of a series all or part of which is represented by a Global Note, the record date for determining Holders of Outstanding Notes of such series entitled to join in such direction shall be the day the Trustee receives such direction, or, if such receipt occurs after the close of business or on a day that is not a Business Day, the next succeeding Business Day. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the day which is 90 days after such record date, such direction shall automatically and without further action by any Holder be canceled and of no further effect. The Trustee may conclusively rely on any representation by the Holders delivering such direction that such Holders constitute the requisite percentage to deliver such direction. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new direction identical to a direction which has been canceled pursuant to the provisions to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 7.12.
Section 7.13. Waiver of Past Defaults.
     (a) The Holders of not less than a majority in principal amount of the Outstanding Notes of any series may on behalf of the Holders of all the Notes of such series waive any past default hereunder with respect to such series and its consequences, except a default:
     (1) in the payment of the principal of (or premium, if any) or interest on any Note of such series, or
     (2) in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holder of each Outstanding Note of such series affected.
     (b) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Section 7.14. Undertaking for Costs.
     Each party to this Indenture agrees, and each Holder of any Note by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the court may require a party litigant in such suit to file an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the Stated Maturity or

Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).
Section 7.15. Waiver of Usury, Stay or Extension Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 7.16. No Recourse Against Others.
     No director, officer, agent, employee, incorporator, stockholder, partner, member, or manager of the Company shall have any liability for any obligations of the Company under any Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
ARTICLE VIII
THE TRUSTEE
Section 8.1. Certain Duties and Responsibilities.
     (a) Except during the continuance of an Event of Default:
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this Section 8.1(c) shall not be construed to limit the effect of Section 8.1(a);

     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction, determined as provided in Section 7.12, of the Holders of a majority in principal amount of the Outstanding Notes of any series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes of such series; and
     (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
Section 8.2. Notice of Defaults.
     Within 90 days after the Trustee has gained knowledge of an occurrence of any default hereunder with respect to the Notes of any series, the Trustee shall transmit by mail to all Holders of Notes of such series, as their names and addresses appear in the Note Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Note of such series or in the payment of any sinking fund installment with respect to Notes of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Notes of such series. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such series.
Section 8.3. Certain Rights of Trustee.
     Subject to the provisions of Section 8.1:
     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;
     (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture (including, without limitation, instituting, conducting or defending any litigation), unless such Holders shall have offered to the Trustee Note or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;
     (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

     (j) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, provided that the Trustee reasonably believes that the last such certificate received from the Company or currently on file is no longer accurate; and
     (k) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
Section 8.4. Not Responsible for Recitals or Issuance of Notes.
     The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.
Section 8.5. May Hold Notes.
     The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 8.8 and 8.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.
Section 8.6. Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
Section 8.7. Compensation and Reimbursement.
     The Company agrees:
     (1) to pay to the Trustee from time to time such compensation for its acceptance of this Indenture and for its services hereunder as Trustee, Paying Agent, Registrar and in all other capacities in which it is serving hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and
     (3) to indemnify each of the Trustee or any predecessor Trustee and their agents, directors, employees and officers for, and to hold them harmless against, any and all loss, claim, damage, liability or out-of-pocket expense (including the reasonable compensation, expenses and disbursements of its agents and counsel and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence, bad faith or willful misconduct on its or their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and out-of-pocket expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of the Trustee’s powers or duties hereunder.
     As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee in such capacity, except funds held in trust for the payment of principal of, premium, if any, or interest, if any, on particular Notes. If the Trustee incurs expenses or renders services after the occurrence and during the continuance of an Event of Default, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors. The provisions of this Section 8.7 shall survive the resignation or removal of the Trustee and the termination of this Indenture.
Section 8.8. Disqualification; Conflicting Interests.
     The Trustee shall comply with the terms of section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in section 310(b)(1) of the Trust Indenture Act are met.
Section 8.9. Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee hereunder that shall be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.10. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.
     (b) The Trustee may resign at any time with respect to the Notes of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 8.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.
     (c) The Trustee may be removed at any time with respect to the Notes of any series by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series, delivered to the Trustee and to the Company.
     (d) If at any time:
     (1) the Trustee shall fail to comply with Section 8.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or
     (2) the Trustee shall cease to be eligible under Section 8.9 and shall fail to resign after written request therefor by the Company or any such Holder, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Notes, or (ii) subject to Section 7.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series) and shall comply with the applicable requirements of Section 8.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 8.11, become the successor Trustee with respect to the Notes of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 8.11, any Holder who has been a bona fide Holder of a Note of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.
     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Notes of such series as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office.
Section 8.11. Acceptance of Appointment by Successor.
     (a) In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. On the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
     (b) In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such

Trustee. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates. On request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates.
     (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in clause (a) and (b) of this Section, as the case may be.
     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
Section 8.12. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation shall be otherwise qualified and eligible under this Article. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
Section 8.13. Preferential Collection of Claims.
     The Trustee shall comply with section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to section 311(a) of the Trust Indenture Act to the extent indicated therein.
Section 8.14. Appointment of Authenticating Agent.
     (a) At any time when any of the Notes remain Outstanding, the Trustee may and, upon request of the Company, shall appoint an Authenticating Agent or Agents with respect to one or more series of Notes, which shall be authorized to act on behalf of the Trustee to authenticate Notes of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.6; provided that the Trustee’s appointment of such Authenticating Agent shall be subject to the Company’s approval at the time of and throughout such appointment. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     (b) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section.
     (c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company, and the Trustee shall terminate any such agency promptly upon request by the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may and, upon request of the Company, shall appoint a successor Authenticating Agent, provided that the Trustee’s appointment of such Authentication Agent shall be subject to the Company’s approval at the time of and throughout such appointment, and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Notes of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     (d) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

     (e) If an appointment of an Authenticating Agent with respect to one or more series is made pursuant to this Section, the Notes of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:
This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By

As Authenticating Agent

By

Authorized Signatory
                              Date:
Section 8.15. Consequential Damages.
     In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
Section 8.16. Notices.
     The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received or have on file an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods by the Company to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 8.17. Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
ARTICLE IX
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
Section 9.1. Company to Furnish Trustee Names and Addresses of Holders.
     If the Trustee is not the Registrar, the Company will furnish or cause to be furnished to the Trustee:
     (a) semi-annually (at intervals of not more than six months), not later than 15 days after each Regular Record Date (or, if there is no Regular Record Date relating to a series, semi-annually on dates set forth in the Board Resolution or supplemental indenture with respect to such series), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such date, and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.
Section 9.2. Preservation of Information; Communications to Holders.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 9.1 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 9.1 upon receipt of a new list so furnished.
     (b) Holders of any series may communicate pursuant to section 312(b) of the Trust Indenture Act with other Holders of that series or any other series with respect to their rights under this Indenture or the Notes of that series or any other series. The Company, the Trustee, the Registrar and any other Person shall have the protection of section 312(c) of the Trust Indenture Act.

Section 9.3. Reports by Trustee.
     (a) Within 60 days after May 15 of each year, commencing the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in section 313(a) of the Trust Indenture Act occurred within the previous 12 months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with section 313(a) of the Trust Indenture Act. The Trustee also shall comply with sections 313(a), 313(b), 313(c) and 313(d) of the Trust Indenture Act.
     (b) A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Notes of that series are listed.
     (c) The Company shall notify the Trustee if the Notes of any series become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with section 313(d) of the Trust Indenture Act.
Section 9.4. Reports by Company.
     (a) The Company shall:
     (1) file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to section 13 or section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with, and to the extent required by, rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
     (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (3) transmit by mail to all Holders, as their names and addresses appear in the Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to clauses (a)(1) and (a)(2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

     (b) Delivery of any information, documents and reports to the Trustee pursuant to clauses (a)(1) and (a)(2) of this Section is for informational purposes only and the Trustee’s receipt of such items shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
ARTICLE X
SUPPLEMENTAL INDENTURES
Section 10.1. Supplemental Indentures Without Consent of Holders.
     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee (at the direction of the Company) at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or
     (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Notes (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or
     (3) to add any additional Events of Default with respect to all or any series of Notes (and if such Events of Default are to be for the benefit of less than all series of Notes, stating that such Events of Default are expressly being included solely for the benefit of such series); or
     (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of new Notes permitted by Section 2.1 in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form; or
     (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Note Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or
     (6) to make a change to the Notes of any series that does not adversely affect the rights of any Holder of the Notes of such series; or

     (7) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Notes of any series in any material respect; or
     (8) to comply with the covenants under ARTICLE XI; or
     (9) to appoint a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture necessary to provide for the administration of the trusts in this Indenture by more than one Trustee; or
     (10) to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or
     (11) to provide for the issuance of Additional Notes; or
     (12) to conform this Indenture or the Notes to the description thereof in the related prospectus, offering memorandum or disclosure document.
Section 10.2. Supplemental Indentures with Consent of Holders.
     (a) With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes of each series so affected by such supplemental indenture, by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee (at the direction of the Company) may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Notes of such series or of modifying in any manner the rights of the Holders of Notes of such series under this Indenture. Without the consent of the Holder of each Outstanding Note directly affected thereby, a supplemental indenture under this Section 10.2 shall not (with respect to any Outstanding Note held by a non-consenting Holder):
     (1) change the Stated Maturity of, the principal of, or any installment of principal of or interest on, such Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or adversely affect any right of repayment of such Note at the Holder’s option or change any Place of Payment where, or the currency in which, such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or modify the Notes of any series to subordinate such Notes to other Indebtedness, or
     (2) reduce the percentage in principal amount of the Outstanding Notes of the series for such Outstanding Note, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or
     (3) modify any of the provisions of this Section or Section 7.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note directly affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 8.11(b) and 10.1(8).
     (b) A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Notes, or that modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.
     (c) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     (d) The Company may set a record date for purposes of determining the identity of Holders of Notes entitled to consent pursuant to this Section. Such record date shall be the later of (i) 30 days prior to the first solicitation of such consent or (ii) the date of the most recent list of Holders furnished to the Trustee pursuant to Section 9.1 prior to such solicitation.
Section 10.3. Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 8.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and complies with the provisions hereof (including Section 10.5). The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, or immunities or liabilities under this Indenture or otherwise.
Section 10.4. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes. Every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.5. Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act, as then in effect.
Section 10.6. Reference in Notes to Supplemental Indentures.
     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company, and such Notes may be authenticated and delivered by the Trustee, in exchange for Outstanding Notes of such series.
ARTICLE XI
SATISFACTION AND DISCHARGE; DEFEASANCE
Section 11.1. Satisfaction and Discharge of Indenture.
     (a) This Indenture shall upon Company Request cease to be of further effect with respect to Notes of any series (except as to any surviving rights of registration of transfer or exchange of Notes of such series and replacement of lost, stolen or mutilated Notes of such series herein expressly provided for), and the Trustee, on the demand of and at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture with respect to such series, when:
     (1) Either:
     (A) all Notes of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation (other than (i) Notes of such series that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.6 and (ii) Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 5.3); or
     (B) all such Notes of such series not theretofore delivered to the Trustee for cancellation:
     (i) have become due and payable, or
     (ii) will become due and payable at their Stated Maturity within one year, or

     (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company, in the case of clauses (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes of such series not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes of such series that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; and
     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for the satisfaction and discharge of this Indenture have been complied with.
     (b) If there are no Notes of any series Outstanding, then upon Company Request, this Indenture will cease to be of further effect and the Trustee, at the expense of the Company, shall execute instruments of satisfaction and discharge of this Indenture.
     (c) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.7 and, if money shall have been deposited with the Trustee pursuant to Section 11.1(a)(1)(B), the obligations of the Trustee under Section 11.6 and Section 5.3(e) shall survive.
Section 11.2. Company’s Option to Effect Defeasance or Covenant Defeasance.
     At any time, the Company may, by Board Resolution, elect to apply the provisions of Section 11.3 or Section 11.4 to the Outstanding Notes of a particular series upon compliance with the conditions set forth below in Sections 11.3, 11.4, 11.5 and 11.6.
Section 11.3. Defeasance and Discharge.
     Upon the Company’s exercise of the option set forth in Section 11.2 and satisfaction of the conditions to defeasance set forth in Section 11.5, the Company shall be deemed to have been discharged from any and all obligations with respect to the Outstanding Notes of such series on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes of such series and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Notes of such series to receive, solely from the trust fund described in Section 11.5 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Sections 2.4, 2.5, 2.6, 5.2 and 5.3, (c) the rights, powers, trusts, duties, and immunities of the Trustee under Sections 2.5, 2.6, 2.7, 2.8, 2.9, 5.3(e), 8.7 and 11.6 and otherwise the duty of the Trustee to authenticate Notes of such series issued on registration of transfer or exchange and (d) Sections 11.3, 11.4, 11.5 and 11.6. Subject to compliance with Sections 11.3, 11.4, 11.5 and 11.6, the Company may exercise its option under this Section 11.3 notwithstanding the prior exercise of its option under Section 11.4 with respect to the Notes of such series.
Section 11.4. Covenant Defeasance.
     Upon the Company’s exercise of the option set forth in Section 11.2 and satisfaction of the conditions to defeasance set forth in Section 11.5, the Company shall be released from its obligations under Sections 5.4, 5.5, 6.1(2) and 9.4 and any other covenants to be applicable to the Notes of a series as specified pursuant to Section 2.1 unless specified otherwise pursuant to such Section (and the failure to comply with any such provisions shall not constitute a default or Event of Default under Section 7.1), and the occurrence of any event described in Sections 7.1(4), (5) and (8) unless specified otherwise pursuant to such Section shall not constitute a default or Event of Default hereunder, with respect to the Outstanding Notes of such series (hereinafter, “covenant defeasance”) and the Notes of such series will thereafter be deemed not Outstanding for the purpose of any request, demand, authorization, direction, notice, consent or waiver of the Holders of such Notes (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed Outstanding for all other purposes hereunder (it being understood that such Notes will not be deemed Outstanding for accounting purposes). For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section with respect to it, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.
Section 11.5. Conditions to Defeasance or Covenant Defeasance.
     The following shall be the conditions to application of either Section 11.3 or Section 11.4 to the Outstanding Notes of such series:
     (a) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 8.9 who shall agree to comply with the provisions of this Article XI applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Notes, (A) money in an amount, or (B) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay and discharge, and that shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) on and each installment of principal of (premium, if any) and interest on the Outstanding Notes of such series on the Stated Maturity or the Redemption Date, as the case may be (for Notes that have not become due and payable) of such principal or installment of principal or interest. For this purpose, “U.S. Government Obligations” means Notes that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in section 3(a)(2) of the Securities Act of 1933, as amended from time to time) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;
     (b) The Company shall have paid or caused to be paid all other sums payable under this Indenture;
     (c) in the case of an election under Section 11.3, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     (d) in the case of an election under Section 11.4, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and
     (e) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either the defeasance under Section 11.3 or the covenant defeasance under Section 11.4, as the case may be, have been complied with.
Section 11.6. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
     (a) Subject to the provisions of Section 5.3(e), all money and U.S. Government Obligations deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section 11.6, the “Trustee”) pursuant to Section 11.1 or 11.5 in respect of the Outstanding Notes of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.
     (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 11.5 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes of such series.
     (c) Anything in this Article XI to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 11.5 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance and pay any obligations owed or accrued in favor of the Trustee.
* * * *
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

ISSUER: CELGENE CORPORATION
By:	/s/ Sandesh Mahatme
	Name:	Sandesh Mahatme
	Title:	Treasurer, Assistant Secretary and Vice President

Attest:

By:	/s/ Andre Van Hoek

Name: Andre Van Hoek
Title: Vice President and Controller

[Signature page to Indenture; continued on next page]

TRUSTEE: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Justin Huff
	Name:	Justin Huff
	Title:	Senior Associate

[Signature page to Indenture]